UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2011

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

On May 12, 2011, Corporate Office Properties Trust (the “Registrant”) held its Annual Meeting of Shareholders.  At such meeting, the shareholders voted on proposals relating to:

•                  the election of ten trustees, each for a one-year term;

•                  approval, on a non-binding, advisory basis, of the compensation of the Registrant’s named executive officers as disclosed in its proxy statement filed on March 30, 2011;

•                  approval, on a non-binding, advisory basis, of how frequently the Registrant will submit non-binding, advisory votes on executive compensation to its shareholders in the future; and

•                  the ratification of the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the current fiscal year.

The voting results at the meeting were as follows:

Proposal 1: Election of Trustees

		Shares		Broker
Name of Nominee	Shares For	Withheld	Shares Abstain	Non-Votes
Jay H. Shidler	55,954,369	285,072	—	3,632,011
Clay W. Hamlin, III	55,294,882	944,559	—	3,632,011
Thomas F. Brady	55,410,958	828,483	—	3,632,011
Robert L. Denton	55,958,965	280,476	—	3,632,011
Randall M. Griffin	56,016,257	223,184	—	3,632,011
Elizabeth A. Hight	56,198,193	41,248		3,632,011
David M. Jacobstein	56,185,141	54,300	—	3,632,011
Steven D. Kesler	56,028,223	211,218	—	3,632,011
Richard Szafranski	55,430,730	808,711	—	3,632,011
Kenneth D. Wethe	56,010,465	228,976	—	3,632,011

	Votes Cast			Broker
	For	Against	Abstain	Non-Votes
Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer Compensation	54,109,046	2,015,459	114,936	3,632,011

	Votes Cast				Broker
	Every Year	Every Two Years	Every Three Years	Abstain	Non-Votes
Proposal 3: Vote, on a Non-Binding, Advisory Basis, on Frequency of Future Votes on Named Executive Officer Compensation	50,249,909	122,917	5,832,996	33,619	3,632,011

	Votes Cast			Broker
	For	Against	Abstain	Non-Votes
Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Current Fiscal Year	59,500,965	353,228	17,259	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer